                               EXHIBIT NO. 23.1


               Consent of Independent Certified Public Accountants

         We have issued our report dated April 20, 1998 (except for Note 10, as to which the date is May 7, 1998), accompanying the consolidated financial statements of SVI Holdings, Inc. and subsidiaries appearing in the March 31, 1998 Annual Report of the Company to its shareholders included in the Annual Report of SVI Holdings, Inc. and subsidiaries on Form 10-KSB for the six months ended March 31, 1998, and our report dated December 5, 1997, accompanying the consolidated financial statements of SVI Holdings, Inc. and subsidiaries appearing in the September 30, 1997 Annual Report of the Company to its shareholders included in the Annual Report of SVI Holdings, Inc. and subsidiaries on Form 10-KSB for the years ended September 30, 1997 and 1996, respectively, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of SVI Holdings, Inc. of the aforementioned report and to the use of name as it appears under the caption "Experts."

SINGER LEWAK GREENBAUM & GOLDENSTEIN LLP

Los Angeles, California
September 14, 1998